Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Intermediate Duration Quality Municipal Term
Fund
811-22779


The special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund; at this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common and Preferred shares
 voting together as a class
To approve a new investment
management agreement


   For
           5,283,375
   Against
              128,989
   Abstain
              112,946
   Broker Non-Votes
           1,795,998
      Total
           7,321,308


To approve a new sub-advisory
agreement


   For
           5,236,161
   Against
              144,277
   Abstain
              144,872
   Broker Non-Votes
           1,795,998
      Total
           7,321,308




Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-236554, on June 16, 2014.